UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

2-38960	Spire Alabama Inc. 605 Richard Arrington Blvd N Birmingham, AL 35203 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on April 25, 2025, Spire Inc. (the “Company”) filed a current report on Form 8-K (the “Original Filing”) to report that the Board of Directors (the “Board”) appointed Scott Doyle as President and Chief Executive Officer (“CEO”) of the Company, effective April 24, 2025 (the “Transition Effective Date”), succeeding Steve Lindsey, whose employment as President and CEO of the Company was terminated without “Cause” (as defined under the Company’s Executive Severance Plan) and who resigned as a member of the Board, in each case effective as of the Transition Effective Date.

This Form 8-K is being filed to disclose compensation arrangements that were not determined or available at the time of the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on April 25, 2025, Spire Inc. (the “Company”) filed a current report on Form 8-K (the “Original Filing”) to report that the Board of Directors (the “Board”) appointed Scott Doyle as President and Chief Executive Officer (“CEO”) of the Company, effective April 24, 2025 (the “Transition Effective Date”), succeeding Steve Lindsey, whose employment as President and CEO of the Company was terminated without “Cause” (as defined under the Company’s Executive Severance Plan) and who resigned as a member of the Board, in each case effective as of the Transition Effective Date.

This Form 8-K is being filed to disclose compensation arrangements that were not determined or available at the time of the Original Filing.

Doyle Employment Agreement

Mr. Doyle, 53, has served as the Company’s Chief Executive Officer since April 2025 after previously serving as the Company’s Chief Operating Officer beginning in January 2024. Prior to joining the Company, Mr. Doyle served as Executive Vice President of Utility Operations at CenterPoint Energy, a public energy delivery company in Houston, Texas, from January 2022 until January 2023, leading electric and natural gas businesses serving seven million customers across multiple states. Prior to this role, he was CenterPoint's Executive Vice President of Natural Gas from April 2019 to January 2022, and he held numerous executive leadership positions of increasing responsibility at CenterPoint in natural gas operations and regulatory and public affairs. Mr. Doyle brings to the Board extensive experience in the electric and natural gas industry.

In connection with his appointment as President and CEO, Mr. Doyle and the Company entered into an employment agreement (the “Doyle Employment Agreement”), which provides for an initial employment term that is scheduled to end on the first anniversary of the Transition Effective Date, and which will automatically extend for additional one-year terms unless the Board provides advance written notice of non-extension. The Doyle Employment Agreement also provides that Mr. Doyle will be appointed as a member of the Board commencing on the Transition Effective Date and that, during the employment period, the Company will cause Mr. Doyle to be nominated for election as a member of the Board and will use its commercially reasonable efforts to secure such election. The payments and benefits to which Mr. Doyle is entitled under the Doyle Employment Agreement include an annual base salary of $850,000 and continued participation in the Company’s Annual Incentive Plan, with a target bonus opportunity for the fiscal year beginning October 1, 2024 equal to 100% of earned annual base salary. In addition, Mr. Doyle will be granted equity awards with an aggregate target grant date fair value of $1,050,000 on May 2, 2025, which awards will be (i) 25% in the form of time-based restricted shares, which will fully vest on November 22, 2027, subject to Mr. Doyle’s continued employment with the Company through such date; and (ii) 75% in the form of performance-contingent stock units, which will be earned based on achievement with respect to performance goals established by the Board or Compensation Committee of the Board in their discretion, and which will vest, to the extent earned, on November 22, 2027, subject to Mr. Doyle’s continued employment with the Company through such date. Mr. Doyle will also continue to participate in the Company’s Executive Severance Plan and, as of the Transition Effective Date, will become eligible for the benefits payable to a “Tier 1 Participant” (as defined in the Executive Severance Plan) in connection with certain terminations of his employment. In connection with his execution of the Doyle Employment Agreement and his participation in the Executive Severance Plan, Mr. Doyle also entered into the Company’s standard form of Employee Confidentiality, Non-Disparagement, Non-Competition and Non-Solicitation Agreement.

The above description of the Doyle Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Doyle Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Lindsey Separation Agreement

In connection with his separation, Mr. Lindsey and the Company entered into a Separation Agreement and General Release (the “Lindsey Separation Agreement”), pursuant to which Mr. Lindsey will receive, subject to his non-revocation of and continued compliance with the Lindsey Separation Agreement (including certain restrictive covenants, as described below), the payments he is entitled to receive pursuant to the Company’s Executive Severance Plan in connection with a termination without “Cause” (as defined in the Executive Severance Plan) (i.e., a lump sum payment equal to the sum of (i) two times Mr. Lindsey’s base salary ($1,800,000) and (ii) the cost of continued medical, dental and vision benefits for a period of 24 months). In addition, as a result of Mr. Lindsey being retirement eligible or early retirement eligible under certain of the Company’s benefits plans and programs, (i) Mr. Lindsey will be paid $525,000, which amount represents a prorated portion of the fiscal year 2025 Annual Incentive Plan bonus based on the Company’s current expectation of annual performance, (ii) Mr. Lindsey’s outstanding performance contingent stock unit awards will remain outstanding and eligible to vest on a prorated basis based on actual performance achieved during the applicable performance period, (iii) Mr. Lindsey is eligible for retiree medical benefits until he reaches age 65, and (iv) Mr. Lindsey is eligible for certain earned retirement benefits and life insurance benefits in accordance with the Company’s retirement plans and policies, in each case, in accordance with the applicable plan or program and as described in the Company’s most recent Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on December 18, 2024. Mr. Lindsey’s other outstanding equity awards were forfeited effective as of the Transition Effective Date. Mr. Lindsey will also receive a payment in respect of his accrued but unused paid time off. Under the Lindsey Separation Agreement, Mr. Lindsey is subject to non-competition and non-solicitation covenants for six months following the Transition Effective Date, as well as perpetual confidentiality and non-disparagement covenants. In addition, Mr. Lindsey and the Company entered into a consulting agreement, pursuant to which Mr. Lindsey will continue to provide consulting services to the Company for a term of three months in exchange for continued payment of his base salary during the consulting period.

The above description of the Lindsey Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Lindsey Separation Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 29, 2025, by and between the Company and Scott Doyle
10.2	Separation Agreement and General Release, dated as of April 29, 2025, by and between the Company and Steven Lindsey
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	April 29, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Senior Vice President, Chief Administrative Officer & Corporate Secretary

Spire Missouri Inc.
Date:	April 29, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Corporate Secretary

Spire Alabama Inc.
Date:	April 29, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Corporate Secretary